Exhibit 10.4

LEASE TERMINATION AGREEMENT 1

This Agreement (the "Agreement") is entered into May 8, 2025, by and between Lulu’s Fashion Lounge, LLC, f/k/a Lulu’s Fashion Lounge, Inc., a Delaware company ("Lulus" or "Tenant"), on the one hand, and Hegan Lane Partnership, a California partnership (“HLP” or "Landlord"), on the other hand. Lulus and HLP will sometimes be collectively referred to within this Agreement as the "Parties".

R E C I T A L S

This Agreement is made with reference to the following facts and objectives:

A.	Landlord and Tenant entered into several Commercial Leases under the terms of which Landlord leased to Tenant and Tenant leased from Landlord that certain real property consisting of approximately 99,954 square feet in a warehouse building at 2812 Hegan Lane, Chico, California, which leases are more particularly described herein. The first is a Commercial Lease Agreement for Units C and F in the 2812 Hegan Lane building, dated October 26, 2016, as amended twice on July 1, 2019, and as further amended December 27, 2022 (collectively with the amendments, the “Units C + F Lease”). The second is a Commercial Lease Agreement for Unit E in the 2812 Hegan Lane building dated November 5, 2019, as amended December 27, 2022 (collectively with the amendment, the “Unit E Lease”). The third is a Commercial Lease Agreement for Unit G in the 2812 Hegan Lane building dated September 24, 2020, as amended December 27, 2022 (as amended, the “Unit G Lease”). The Units C + F Lease, the Unit E Lease, and the Unit G Lease are herein referred to collectively as the “Lease,” and the real property described in the Lease is referred to herein as the “Premises.” Each capitalized term used but not defined herein shall have the meaning given to such term in the Lease.
B.	The term of the Lease is scheduled to expire December 31, 2025. Landlord and Tenant have agreed to an early termination of the Lease which shall be effective May 16, 2025 ("Termination Date"), subject to the terms and condition set forth in this Agreement.
C.	Tenant has vacated the Premises and removed its personal property and effects from the Premises, except for those trade fixtures set forth on the attached Exhibit A. Landlord has examined the Premises and acknowledges the condition of the Premises as of the date of this Agreement.

1               Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

D.	Landlord and Tenant desire to enter into this Agreement for the purpose of agreeing to terminate the Lease; establishing their relative rights, duties and obligations under the Lease up through and including the Termination Date; and establishing their relative rights, duties and obligations following the termination of the Lease.
E.	Unless otherwise defined herein, Capitalized terms shall have the meaning ascribed to such terms in the Lease.

NOW, THEREFORE, the Parties hereby acknowledge and agree as follows:

1.	RETURN OF POSSESSION OF PREMISES: Subject to Paragraph 4 hereof, Tenant will surrender and return possession of the Premises to Landlord on or prior to May 16, 2025: (i) in the same condition as exists as of the date of this Agreement, broom cleaned, and free and clear of any other leasehold occupants. Notwithstanding the forgoing, Tenant shall leave all trade fixtures listed on the attached Exhibit A, and all right and title to such trade fixtures shall transfer to Landlord when Tenant surrenders and returns possession of the Premises to Landlord. Except as otherwise provided in Paragraph 2 hereof, Landlord acknowledges and agrees that the restoration obligations under the Lease are hereby waived and prior to vacating the premises Tenant shall not be obligated to (i) remove any Lessee Owned Alterations, (ii) remove or replace any Utility Installations, and (iii) remove any other improvements to the Premises.
2.	LEASE TERMINATION: Subject to Paragraph 4 , Landlord and Tenant each acknowledges and agrees that the Lease and all of the Parties' right, title and interest under the Lease and any estate created thereby shall be deemed terminated effective on the Termination Date; provided, however, that the following obligations of the Tenant and/or Landlord shall not be released and shall survive termination of the Lease: (i) Indemnification; and (ii) Tenant's payment of the Lease Termination Fee (as defined below).
3.	LEASE TERMINATION FEE: Subject to Paragraph 4, as consideration for Landlord's execution of this Agreement, Tenant shall pay to Landlord a Lease Termination Fee in the sum of $[150,000]. The Lease Termination Fee is payable to Landlord by Tenant on or before the Termination Date and is in lieu of any unpaid rent and other sums accrued under the Lease through the Lease Termination Date. No portion of the Lease Termination Fee is refundable to Tenant under any circumstances.
4.	DISPOSTION OF SECURITY DEPOSIT: Landlord and Tenant agree that Tenant's security deposit in the amount of $[36,689.00] will be applied to the termination fee. Tenant further affirms that no other additional deposits or prepaid rent or other sums are currently to be credited to Tenant's account or refunded to Tenant.

5.	FACTUAL DIFFERENCE: Each of the Parties understands and accepts the risk that the facts, pursuant to which this Agreement is entered, may be different from the facts now known or believed by each such Party to be true. This Agreement shall remain, in all respects, effective and shall not be subject to termination or rescission by virtue of any such difference in fact, absent a showing of intentional fraud by any of the Parties in inducing any other Party to enter into this Agreement.
6.	BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns, estates and personal representatives of the Parties.
7.	ENTIRE AGREEMENT: This Agreement is entered into by each of the parties without reliance upon any statement, representation, promise, inducement, or agreement not expressly contained within this Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements concerning termination of the Leases.
8.	MODIFICATIONS: This Agreement shall not be amended or modified except in a writing signed by each of the Parties affected by such amendment or modification.
9.	ATTORNEYS' FEES: If any Party takes any steps to enforce or interpret this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.
10.	WARRANTY OF NONASSIGNMENT: Tenant warrants that it has not actually or purportedly assigned or transferred to any person or entity not a party to this Agreement all or any portion of its rights in connection with the Lease or Premises or any released matter. Tenant agrees to indemnify and hold harmless Landlord from and against any claim, damage, liability, or action arising from any such actual or purported assignment or transfer of claims, including the payment of attorneys' fees and costs actually incurred, whether or not litigation is actually commenced.
11.	NEGOTIATED TRANSACTIONS: The drafting and negotiation of this Agreement has been participated in by each of the Parties. For all purposes, this Agreement shall be deemed to have been drafted jointly by each of the Parties.
12.	COUNTERPARTS; ELECTRONIC EXECUTION. This Amendment may be executed in any number of counterparts (including facsimile signature pages), each of which need not be fully executed by all parties hereto, but all counterparts hereof, taken together, shall be considered one single instrument as if all parties had executed the same counterpart. Delivery of an executed counterpart of this Amendment by electronic signature, fax or e-mail transmission of signature shall be equally as effective as delivery of a manually executed counterpart of this Amendment.
13.	SUCCESSORS: This Agreement shall be binding on and inure to the benefit of the Parties and their successors and assigns.
14.	AUTHORITY: Any person executing this Agreement on behalf of a corporation, partnership or estate warrants that he or she has been duly authorized by such entity or estate to execute this Agreement on its behalf pursuant to duly adopted resolutions, order or the court or some other document or agreement empowering him or her to do so.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LANDLORD		TENANT

Hegan Lane Partnership		Lulu’s Fashion Lounge, LLC

By:	/s/ Steven Seidenglanz	By:	/s/ Crystal Landsem
Its:	Managing Partner	Its:	CEO

Exhibit A

Equipment/Item	QTY	Notes
8 Foot Racks	404	8 foot Height by 8 foot Length by 4 foot depth. 6 level with wire grates
24 Foot Racks	134	24 foot Height by 8 foot Length by 4 foot depth.
Conveyance system	1	Custom built by box logix automation BL7048 model
Big Ass Fans	9	Industrial Ceiling Fans (4 - 20 foot, 2 - 24 foot, 3 - 18 foot)
Forklift and Charging Unit	1	Raymond Model - 4460C40TT - 400 key hours
Trash Compactor Unit	1	Marathon RJ225 Dock level Stationary Compactor
Ice Machine	1	Manitowoc Ice IYT0500A/D570 550 lb Indigo NXT™ Half Cube Ice Machine w/ Bin - 532 lb Storage, Air Cooled, 115v
Office Desk	28	Desk, white, 63x31 1/2 "
Office Chairs	60	Black multiple models
Office File Cabinets	15	Black Office 3 drawer file cabinets
8x8 6 levle 2ft depth industrial racks	27
5 level unline ladders	20
AirScubbers	8	HEPA-AIRE Model H2KM

Racking Details
Part	Quantity
"I" Series Frame 3" x 3" x 14Ga 48" x 288" P2 Bracing FOOT PLATE - 5" X 8" X .375 5/8" Holes (4) 1" Edge	148
"I" Series Step Beam 3 -3/4" x 16Ga 96" 1-5/8" Step (2) C5 3 Pin Interchange Connector Standard Drop	2128
"I" Series Frame 3" x 1-5/8" x 14Ga 48" x 96"	440

P2 Bracing; 3/8" x 5" x 8" Foot Plate
"I" Series Step Beam 2 -1/2" x 16Ga 96" 1-5/8" Step (2) C5 3 Pin Interchange Connector Standard Drop	4040
48" Dbl Rack End Row Guard 6" x 4" x 1/2" Angle 12" Pipe	24
48" deep x 46" wide 2.5" x 4" mesh, 6 ga wire 3 step channels (16ga), 1.5" waterfall 1500 lbs cap (UDL)	6168